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                                                                      EXHIBIT 99

                                  PRESS RELEASE


                                  News Release

Contact:     For CHD:  Zvi Eiref                                  Embargo until
4/02/01
             Chief Financial Officer                     7:00 a.m. (EDT)
             609 / 279-7666

             For USAD:  Charles Mayr
             Mayr Communications
             201 / 612-6010


                CHURCH & DWIGHT TO ACQUIRE 100% OF USA DETERGENTS
      AND CREATE THIRD LARGEST COMPANY IN U.S. LAUNDRY DETERGENTS BUSINESS
--------------------------------------------------------------------------------


PRINCETON, NJ, and NORTH BRUNSWICK, NJ, APRIL 2, 2001 - Church & Dwight Co., Inc. (NYSE:CHD) and USA Detergents, Inc. (NASDAQ:USAD) today announced that they have entered into a definitive agreement under which Church & Dwight will acquire USA Detergents, its partner in the previously announced ARMUS LLC joint venture, for $7 per share in an all-cash transaction.

This combination will increase Church & Dwight's laundry products sales to over $400 million a year, making it the third largest company in the $6 billion retail U.S. laundry detergents business with three leading brands: ARM & HAMMER(R) and XTRA(R) Liquid and Powder Laundry Detergents and NICE'N FLUFFY(R) Liquid Fabric Softener.

Church & Dwight and USAD formed the ARMUS joint venture to combine their laundry products businesses in June 2000. Under its terms, Church & Dwight has management control of the venture and an option to buy USAD's interest in five years. The venture became



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operational on January 1, 2001, and the companies have already coordinated their sales and marketing, order processing and accounting, and manufacturing operations. The final phase of the venture, which is the consolidation of the warehousing and distribution operations, is in progress and scheduled for completion in the fourth quarter of 2001.

Robert A. Davies, III, Chairman and Chief Executive Officer of Church & Dwight, commented, "As we proceeded with the joint venture, it became clear that the best way to achieve our objectives was to merge the two companies rather than wait to exercise our call option in five years. This step reduces systems overlap and complexity and secures the full synergies from the combination of our two businesses immediately."

                                    - more -

Church & Dwight expects the acquisition to be slightly accretive to earnings in 2001, and potentially contribute 5% or 6% to earnings in 2002, over and above the contribution previously expected from the ARMUS joint venture.

As part of the ARMUS venture, the Company has already acquired 2.1 million shares or 15% of USAD's stock for $15 million or $7 a share. The acquisition agreement extends the same offer price to USAD's remaining stockholders. Church & Dwight estimates the total transaction cost, including the assumption of debt, at approximately $120 million, which brings the Company's total investment in USAD, including the initial stock purchase, to $135 million before disposal of unwanted assets. The Company intends to finance the acquisition with bank debt.

The Company currently intends to divest USAD's non-laundry business, which accounted for less than 20% of USAD's sales in 2000, and other non-core assets as soon as possible after the merger.



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Church & Dwight has identified three substantial benefits from the combination.
First, the synergies from combining the two companies' laundry operations. As previously announced, the Company expects these synergies to potentially reach an annual rate of $15 million a year once the venture is fully operational in late 2001. Second, the existing EBITDA of USAD's laundry business, as well as additional benefits from merging corporate systems and other functions, which the Company estimates together amount to approximately another $15 million a year. Third, the growth opportunities available from combining Church & Dwight's marketing and sales capabilities, including its famous ARM & HAMMER trademark, with USAD's production capacity and cost structure. Since its formation in mid-2000, the joint venture has already introduced several significant line extensions, and additional initiatives are planned later this year.

"When we founded USA Detergents, we made a commitment to build one of the industry's leading suppliers of laundry care products," said Uri Evan, Chairman and Chief Executive Officer of USA Detergents. "The hard work and dedication of our employees, the support of our suppliers and the power of our value brand business strategy brought us to this exciting milestone in the history of our company. This transaction with Church & Dwight will create value for our shareholders, employees and vendors."

Mr. Davies added, "Uri Evan and his team have built a fine manufacturing and logistics organization at USAD. We look forward to working with the members of the USAD team as they join forces with Church & Dwight.

"I am also pleased to report that the ARMUS joint venture is already producing results. Since our sales and marketing organizations began working with the joint venture in September, sales of our laundry products have significantly outpaced their categories. As a result, we believe that Church & Dwight is well-positioned to continue building its laundry business over the next few years."



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                                    - more -


The Church & Dwight and USAD boards of directors have unanimously approved the transaction, which is structured as a $7 per share cash tender offer for at least 51% of the outstanding USAD shares (on a fully diluted basis, not including out of the money options), followed by a merger at the same price per share. The consummation of the tender offer is subject to customary conditions, including expiration of applicable waiting periods under the antitrust/merger control laws of the United States.

If the transaction is not consummated under certain circumstances, the agreement obligates USAD to pay Church & Dwight a fee of $4 million. USAD is also obligated, if the transaction is not consummated under certain circumstances, to reimburse Church & Dwight up to $2 million of expenses. In no event may the fee and the expense reimbursements exceed $5 million in the aggregate.

The final merger would require the approval of the USAD shareholders at a special meeting called for such purpose unless Church & Dwight acquires at least 90% of the USAD shares in the tender offer, in which case the merger can be effected promptly after the consummation of the tender offer. If Church & Dwight acquires at least 90% of the USAD shares in the tender offer, at the close of the tender offer Church & Dwight would own a sufficient number of shares to approve the merger without the approval of any other USAD shareholders.

Church & Dwight expects to commence the cash tender offer promptly and will file a Tender Offer Statement with the SEC and mail a copy to each USAD shareholder. On the same day, USAD expects to file a Solicitation/Recommendation Statement with the SEC that will also be mailed to its shareholders. Under the terms of the definitive agreement, the offer is to be held open for a minimum of thirty business days. The transaction is expected to close late in the second calendar quarter of 2001.

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USAD shareholders are advised to read the Tender Offer Statement and the
Solicitation/Recommendation Statement when they become available because they will contain important information that shareholders should consider before making any decision regarding tendering their shares. This announcement is neither an offer to purchase nor a solicitation of an offer to sell shares of USAD.

Investors can access the Tender Offer Statement, the Solicitation/Recommendation Statement and other documents filed with the SEC free at the SEC's Web site (www.sec.gov). Copies of Church & Dwight's Tender Offer Statement, USA Detergent's Solicitation/Recommendation Statement and other Church & Dwight SEC filings will be available to all stockholders of USAD at no charge to them.

                                    - more -

Church & Dwight Co., Inc. is the manufacturer of ARM & HAMMER consumer and specialty products.

USAD is a leading manufacturer and marketer of quality, nationally distributed value brand laundry and household cleaning products.

Church & Dwight senior management will conduct an investor conference call today at 10:00 a.m. (EDT). The call-in number is 1-877-313-8514. A replay will be available shortly after the call through April 3. The replay number is 1-800-642-1687, access code 327554.


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All statements in this press release that do not directly and exclusively relate to historical facts constitute "forward-looking statements." These statements, including the statements above as to the impact of the proposed acquisition on earnings and revenue and the expected closing date of the acquisition, represent the intentions, plans, expectations and beliefs of Church & Dwight and USAD, and are subject to risks, uncertainties and other factors, many of which are outside their control. These factors, which include the ability of Church & Dwight to successfully integrate the operations of USAD, assumptions with respect to future revenues, expenses (including expenses related to the acquisition) and expected cash flows, the ability of Church & Dwight to finance the transaction on reasonable terms, and the outcome of contingencies, including litigation, environmental remediation and the divestiture of business lines and assets, could cause actual results to differ materially from such forward-looking statements. For a description of additional cautionary statements, see Church & Dwight's and USAD's Annual Reports on Form 10-K for the fiscal year ended December 31, 2000.



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